As filed with the Securities and Exchange Commission on June 26, 2002

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

__________________________

TAYLOR DEVICES, INC.

(Exact name of registrant as specified in its charter

New York (State or other jurisdiction of incorporation or organization)	16-0797789 (I.R.S. Employer Identification No.)

90 Taylor Drive

North Tonawanda, New York 14120-0748

(716) 694-0800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

__________________________

2002 TAYLOR DEVICES, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

__________________________

SANDRA S. O'LOUGHLIN, ESQ.

Hiscock & Barclay, LLP

1100 M&T Center

3 Fountain Plaza

Buffalo, New York 14203-1486

Telephone (716) 566-1563

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

73:
Title of additional securities to be registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of Registration Fee
Common Stock, $.025 par value	135,000 Shares	$4.175	$563,625	$ 51.86

_____________________

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price per share is estimated to be $4.175 based on the mean between the closing bid and asked prices for the Common Stock traded over-the-counter as of June 20, 2002 and reported by the NASDAQ System for NASDAQ SmallCap Issues.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the "Note" to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

        (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents.

Item 4. Description of Securities.

        Pursuant to the terms of the 2002 Taylor Devices, Inc. Employee Stock Purchase Plan ("the Plan"), the Company may use either shares of authorized but unissued $0.025 par value common stock ("Shares"), or Shares reacquired by the Company. The aggregate number of Shares which may be distributed under the Employee Plan shall not exceed 135,000, subject to proportional adjustment in the event of changes of capitalization of the Company.

        The Certificate of Incorporation authorizes the Company to issue up to 8,000,000 Shares, of which, on the date of this Registration Statement, 2,871,557 Shares are issued and outstanding; 207,401 Shares are held in the Company's Treasury; 127,000 Shares are reserved for issuance of unexercised options under the 2001 Taylor Devices, Inc. Stock Option Plan; 15,761 Shares are reserved for issuance under the 1999 Employee Stock Purchase Plan; and 135,000 Shares are reserved for issuance under the Employee Plan. Shares are entitled (a) to dividends when and as declared by the Board of Directors, subject to any rights of preferred stock of the Company that may be hereafter issued; (b) to one vote per share on each matter properly submitted to shareholders for their vote; and (c) to participate ratably in the net assets of the Company in the event of liquidation, subject to any prior rights of preferred stock of the Company that may hereafter be issued. The Company is currently restricted from issuing dividends under credit arrangements with its lender. Outstanding Shares are fully paid and are not subject to further calls or assessments. Holders of Shares do not have preemptive rights.

        The Certificate of Incorporation of the Company authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, $.05 par value, with such rights and privileges, including voting rights, as it may deem appropriate. Five thousand (5,000) preferred shares have been designated by the Board of Directors as "Series A Junior Participating Preferred Stock" ("Series A Stock") in connection with the issuance by the Company of certain shareholder rights ("Rights"), as more particularly described in the Rights Agreement between the Company and Regan & Associates, Inc., as Rights Agent, dated October 5, 1998, attached as Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on or about October 6, 1998 ("Rights Agreement"). The Certificate of Amendment to the Company's Certificate of Incorporation designating the Series A Stock was filed by the New York Secretary of State on October 9, 1998 (the "Amendment").

        In accordance with the Amendment and the Rights Agreement, the Company declared a dividend of one Right for each outstanding Share, to shareholders of record at the close of business on October 19, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000th) of a share of Series A Stock, at a purchase price of $5.00 per unit of 1/2000th of a share, subject to adjustment.

        Initially, the Rights will be attached to all certificates representing Shares then outstanding, and no separate Rights Certificates will be distributed. A distribution date will occur and the Rights will separate from the Common Stock upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the Shares then outstanding, (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 24% or more of such outstanding Shares (unless such tender offer or exchange offer is an offer for all outstanding Shares which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) and (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 24% or more of the Shares outstanding, and upon a determination by at least a majority of the continuing Directors who are not officers of the Company, after reasonable inquiry and investigation, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Shares beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

        The power of the Board of Directors to issue preferred shares, such as Series A Stock, may enable the Board of Directors to prevent a change in control despite a shift in ownership of the Shares. In addition, the Board of Directors' power to issue additional Shares may delay or deter a change in control by increasing the number of shares needed to gain control.

        Under New York law, the Company cannot enter into certain business combinations involving persons beneficially owing 20% or more of the Shares unless the Board of Directors has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition. This restriction applies for 5 years after the date of the Stock Acquisition, and thereafter, the Company may enter into a business combination with the interested person (1) if the combination is approved by vote of the holders of a majority of the Shares beneficially owned by disinterested shareholders or (2) as part of the business combination if the disinterested shareholders receive a price for their Shares equal to or greater than the price determined in accordance with a statutory formula intended to assure that the shareholder will receive an equitable price in the business combination. New York law also prevents the Company from purchasing more than 10% of the Shares for more than their market value unless the purchase is approved by the Board of Directors and by a majority vote of all outstanding Shares, unless the offer to purchase is extended to all shareholders, or unless the offer is for Shares the holder has held for more than 2 years.

        The Common Stock is traded over-the-counter and reported on the NASDAQ System for NASDAQ SmallCap Issues.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Certificate of Incorporation of the Company limits the personal liability of the members of the Company's Board of Directors to the fullest extent permitted under the New York Business Corporation Law (the "BCL"), providing that directors will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by law. The BCL requires that a director be liable if a judgment or other final disposition adverse to the director establishes that (1) such director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (3) the acts of such director violated Section 719 of the BCL. Section 719 provides that, unless a director performs the duties of a director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; (b) a corporation's repurchase of its own shares when the repurchase is not authorized by New York law; (c) the distribution of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any director unless the loan is authorized by a vote of shareholders.

        The Company's by-laws require the Company to indemnify any person (including any director, officer or employee) to the full extent permitted by law, who is made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person is or was a director or officer of the Company or serves or serves any other corporation in any capacity at the request of the Company.

        The Company maintains a director and officer indemnification insurance policy, which is renewed annually. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities. No payments or claims for indemnification or expenses have ever been made under any such policy.

        In 1996, the Company entered into Indemnity Agreements with certain of its executive officers and directors (the "Indemnitees"), to the extent not covered by director and officer indemnification insurance. Under the terms of the Indemnity Agreements, the Company formally agreed to indemnify the Indemnitees in the event that they, or any of them, is made a party to or is threatened to be made a party to, or is otherwise involved in a proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor), against all expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Under the Indemnity Agreement, no indemnification can be made for (i) judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee; or (ii) other expenses with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that any court in which such proceeding was brought determines upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, or expenses as such court shall deem proper. The Indemnity Agreement also excludes, among others, any right to payments made under any insurance policy, or payments paid to an Indemnitee, otherwise than pursuant to the Indemnity Agreement.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Page
4.1	2002 Taylor Devices, Inc. Employee Stock Purchase Plan	10
4.2	Application Form	15
5	Opinion of Hiscock & Barclay, LLP regarding legality of common stock being registered	17
23.1	Consent of Lumsden & McCormick, LLP	19
23.2	Consent of Hiscock & Barclay, LLP (included in their Opinion filed as Exhibit 5)	17

Item 9. Undertakings.

        A. The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to (a) include any prospectus required by Section 10(a)(3) of the Securities Act; (b) reflect in a prospectus filed under Section 10(a)(3) or Rule 424(b) of the Securities Act, any facts or events which, individually or together, represent a fundamental change in this Registration Statement; and (c) include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement.

        (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

        (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

        B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Tonawanda, State of New York, on the 25th day of June, 2002.

                                                                        TAYLOR DEVICES, INC.

                                                                         By: /s/ Douglas P. Taylor

                                                                                Douglas P. Taylor, President, Chief Executive Officer and

                                                                                Director

                                                                                (Principal Executive Officer)

                                                                                                        and

                                                                         By: /s/ Kenneth G. Bernstein

                                                                              Kenneth G. Bernstein, Treasurer

                                                                              (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas P. Taylor his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Randall L. Clark                                         /s/ Joseph P. Gastel

Randall L. Clark, Director                               Joseph P. Gastel, Director

Date: June 25, 2002                                       Date: June 25, 2002

/s/ Richard G. Hill                                           /s/ Donald B. Hofmar

Richard G. Hill, Director                                 Donald B. Hofmar, Director

Date: June 25, 2002                                       Date: June 25, 2002

Exhibit 4.1

2002 Taylor Devices, Inc.

Employee Stock Purchase Plan

2002 TAYLOR DEVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1.

ESTABLISHMENT OF PLAN

1.1 The Board of Directors of Taylor Devices, Inc. (the "Company"), in order to promote loyalty and a sense of common purpose among its employees, as well as to encourage employee investment in its $0.025 par value common stock (the "Shares"), hereby establishes the 2002 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan is designed to provide eligible employees of the Company and its subsidiaries, if any, with an option to invest in the Shares on a convenient payment basis, with assistance from the Company, and without payment of brokers' commissions or the necessity of establishing a brokers' account.

1.2 The Company shall use, for purposes of the Plan, authorized but unissued shares, or treasury stock, as determined from time to time by the Company's Board of Directors. A maximum of 135,000 Shares will be available for application of the Plan, subject to adjustment in accordance with Section 13.

Section 2.

ELIGIBILITY

2.1 Except as hereinafter provided, all employees of the Company and its subsidiaries over the age of 18 years who have been employees of the Company or its subsidiaries for 6 months or more may participate in the Plan (the "Eligible Employees").

2.2 A person shall not be an Eligible Employee whose customary employment is less than 1,600 hours in any 12-month period.

Section 3

APPLICATION

Each Eligible Employee shall be permitted to purchase Shares on the terms and conditions set forth in the Plan. Applications of Eligible Employees to purchase Shares may only be made in writing on forms provided by the Company.

Section 4.

PURCHASE PRICE

The purchase price per Share will be the mean between the closing bid and asked prices of the Company's common stock on the last day of each calendar quarter. The Shares are traded over the counter and are reported by the National Association of Securities Dealers Automated Quotation System for NASDAQ SmallCap Issues. The market price of Shares represents estimated prices between dealers without retail mark up, mark down or commission. Prices will not necessarily represent actual transactions on the last trading day of the quarter because trades in the Shares are sporadic.

Section 5.

REGISTRATION OF CERTIFICATES

Certificates may be registered only in the name of the Eligible Employee.

Section 6.

METHOD OF PAYMENT AND PURCHASE

6.1 Payment for Shares is to be made through payroll deductions authorized in the Eligible Employee's application to the Plan. An Eligible Employee may elect to contribute a percentage of his or her gross compensation, ranging from 1% to 10%, but not less than $10.00 per month.

6.2 The Company will contribute to an Eligible Employee's account based on a percentage of an Eligible Employee's contribution. The percentage rate will be determined by the length of time that an Eligible Employee has been an employee of the Company. The Company will match 30% of contributions of Eligible Employees who have been continuously employed by the Company for a period of less than 4 years; 40% for Eligible Employees who have been continuously employed by the Company for 4 years to 7 years; and 50% for Eligible Employees who have been continuously employed by the Company for more than 7 years.

6.3 At the end of each calendar quarter, the Company's and an Eligible Employee's contribution will be applied to the purchase of full Shares at the price determined under Section 4. Fractional Shares will not be purchased. Amounts remaining in the Eligible Employee's account after Shares are purchased will be carried forward for the purchase of Shares in succeeding quarters.

Section 7.

STOCK OWNERSHIP

Eligible Employees will have rights as shareholders, including voting rights, notwithstanding that the Company is the custodian for their Shares. Eligible Employees will receive direct payment of any cash dividends which may be declared on the Shares held in their account. Rights and warrants, if any, issued by the Company will be distributed to Eligible Employees. Rights and warrants, if any, for fractional shares will be sold and the cash proceeds paid to the Eligible Employees. Shares acquired pursuant to stock splits, if any, will also be credited to the Eligible Employees' accounts and distributed at the end of the calendar quarter.

Section 8.

DELIVERY OF STOCK

After the end of each calendar quarter, or upon withdrawal from the Plan by an Eligible Employee, the Company will authorize the issuance of Certificates representing shares acquired by an Eligible Employee. Issuance of Shares shall not be required before the Company has had reasonable time following full payment for the shares to complete requirements of any securities laws or regulations of a national security exchange or association (if any).

Section 9.

RIGHTS TO PURCHASE SHARES NON-TRANSFERABLE

An Eligible Employee's rights under the Plan may not be sold, pledged, assigned or transferred in any manner. If this provision is violated, the Eligible Employee's election to purchase Shares shall terminate and he or she shall be considered as withdrawing from the Plan as provided for in Section 11.2.

Section 10.

CHANGES TO CONTRIBUTIONS

An Eligible Employee may change his or her rate of contribution to the Plan within the limits specified in Section 6.1. Any change in contributions will become effective with the first payroll period in the month following receipt of the written authorization for the change.

Section 11.

DISCONTINUANCE AND WITHDRAWAL FROM THE PLAN

11.1 An Eligible Employee may discontinue participation in the Plan for a period of up to 14 months, after which deductions will be automatically resumed. Only one discontinuance is permitted in any 20-month period. During the period in which a participant's contributions are suspended, Company contributions will also be suspended. The suspension in participation shall not be deemed to be a break in continuous participation for purposes of determining the level of the Company's contributions.

11.2 An Eligible Employee who is laid off from employment in the Company will be considered discontinued from participation in the Plan. A discontinuance caused by a lay off is not deemed to be a break in continuous participation for the purposes of determining the level of the Company's contribution.

11.3 An Eligible Employee may withdraw from the Plan at any time. Upon withdrawal, the Company will authorize the issuance of stock certificates representing Shares purchased for the Eligible Employee preceding the request for withdrawal. The withdrawing Eligible Employee will also receive all cash contributed by him or for his account by the Company, if any, which has not been used to purchase Shares. Once an Eligible Employee withdraws, he or she will not be permitted to participate again in the Plan for a period of 12 months. Upon re-entering the Plan, the withdrawal will be considered a break in service and the Eligible Employee will receive only the minimum employee contribution. Death, termination of employment or retirement at age 62 or older will also constitute a withdrawal from the Plan.

Section 12.

REPORTS

At the end of each calendar quarter, each Eligible Employee will receive an itemized statement of account showing the number of Shares purchased for him or her during such quarter, and the price paid per Share.

Section 13.

CHANGES IN SHARES OF CAPITAL STOCK

If there is a stock dividend, share distribution, subdivision or a contribution of the outstanding shares, the number of Shares as reserved for the Plan will be deemed to be proportionately increased or decreased. In the event of a reclassification or other change in the outstanding Shares, such action shall be taken as in the opinion of the Board of Directors of the Company will be appropriate under the circumstances.

Section 14.

COMPANY RIGHTS

14.1 The Company reserves the right to withdraw, suspend, modify or terminate the Plan at any time. In the event of Plan termination, Eligible Employees shall have the rights available to withdrawing employees under Section 11.3.

14.2 The Company reserves the right to determine conclusively for all parties any questions which may arise with respect to the interpretation or application of the provisions of the Plan. The Company may prescribe administrative rules hereunder and may, from time to time, waive the requirements of the Plan or supply omissions thereunder to meet special circumstances not anticipated or covered in the Plan.

Dated: As of June 26, 2002

Exhibit 4.2

Application Form

GIVE THIS FORM TO YOUR PAYROLL SUPERVISOR

APPLICATION FORM

2002 TAYLOR DEVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Please Print

Employee:                                                                 Date of Birth:                                                                                     First              Middle                    Last                        Mo.            Day              Year

Address:                                                                                                                                                                    Street                                                     City                                             State                    Zip

Social Security No.:

Department:                                                  Employment Date:

Ladies and Gentlemen:

I am an employee of TAYLOR DEVICES, INC. (the "Company"), have completed _________of continuous full time employment, and hereby apply for participation in the 2002 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan"). You are hereby authorized to arrange that the portion of my gross compensation designated below be withheld regularly and deposited to the Plan on my account. I understand that the Company will make an appropriate contribution to my account, and I hereby acknowledge my responsibility to pay any and all taxes resulting from the Company's contribution.

The portion of my gross compensation to be deducted each pay period for participation in the Plan shall be:

[  ] 1%                    [  ] 6%

[  ] 2%                    [  ] 7%

[  ] 3%                    [  ] 8%

[  ] 4%                    [  ] 9%

[  ] 5%                  [  ] 10%

                                                                [  ] $10.00 per month (minimum contribution)

My beneficiary, who shall receive all stock and cash due me from the Plan in event of my death, is:

Name:                                                                        Address:

Relation:                                          City & State:                                                                  Zip:

In the event the above named person predeceases me, then my contingent beneficiary shall be:

Name:                                                                        Address:

Relation:                                          City & State:                                                                  Zip:

I reserve the right to change the designation of my beneficiary or contingent beneficiary at any time without notice to either of them.

I acknowledge receipt of the Prospectus and the Plan and agree to abide by the rules contained in the Plan, and any amendments thereto.

Witness:                                                                     Signature of Employee:

Date:

Exhibit 5

Legality Opinion

and Consent

[LETTERHEAD OF HISCOCK & BARCLAY, LLP]

June 26, 2002

Taylor Devices, Inc.

90 Taylor Drive

PO Box 748

North Tonawanda, New York 14120-0748

Attention: Douglas P. Taylor,

                President & Chief Executive Officer

Re: 2002 Taylor Devices, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

We have represented Taylor Devices, Inc. (the "Company") in connection with the issuance by the Company of up to 135,000 shares of its common stock, par value $0.025 per share ("Shares") which may be purchased by eligible employees of the Company and its subsidiaries, if any, pursuant to the 2002 Taylor Devices, Inc. Employee Stock Purchase Plan (the "Plan"), approved and adopted by the Board of Directors of the Company at a meeting duly called and held on August 22, 2001 and thereafter approved, ratified and confirmed by unanimous written consent to action by the directors without a meeting, dated as of June 26, 2002 (together, the "Resolutions"). This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act"), to be filed with the Securities and Exchange Commission (the "SEC") on or about June 26, 2002 (the "Registration Statement").

In preparing this opinion, we have examined (1) the Plan; (2) the Company's Certificate of Incorporation and all amendments; (3) the Company's By-laws and all amendments; (4) its Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001; (5) its Quarterly Reports on Form 10-QSB for the fiscal quarters ended (a) August 31, 2001; (b) November 30, 2001; and (c) February 28, 2002; (6) the Resolutions; (7) the Issuer Statement on Form M-11 filed with the New York Department of Law on or about December 10, 1998, and related matters (collectively, the "Reviewed Documents"), and such questions of law as we have considered necessary or appropriate under the circumstances.

In rendering this opinion, other than our review of the Reviewed Documents, we have made no inquiry as to any factual matter. Based on the foregoing, and assuming that:

(a) the Plan has been duly adopted; and

(b) no change occurs in the applicable law or the pertinent facts,

it is our opinion that the Shares are duly authorized and, when purchased in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC thereunder.

                                                                                        Very truly yours,

                                                                                        /s/Hiscock & Barclay, LLP

                                                                                        HISCOCK & BARCLAY, LLP

Exhibit 23.1

Consent of Independent Auditors

[LETTERHEAD OF LUMSDEN & McCORMICK, LLP]

To the Board of Directors of

Taylor Devices, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2001, which appears on page 21 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. on Form 10-KSB for the fiscal year ended May 31, 2001.

                                                                                    /s/ Lumsden & McCormick, LLP

                                                                                    LUMSDEN & McCORMICK, LLP

                                                                                    Buffalo, New York

                                                                                    June 26, 2002